UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 23, 2022

Camping World Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37908	81-1737145
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Parkway Drive, Suite 270

Lincolnshire, IL 60069

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (847) 808-3000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	CWH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 23, 2022, Stephen Adams informed the Board of Directors (the “Board”) of Camping World Holdings, Inc. (the “Company”) that he would be retiring from the Board, effective September 30, 2022.  Mr. Adams has been a director of the Company since its formation and has been a major contributor and influence to the recreational vehicle industry.  He has contributed to the growth and awareness of both the Good Sam and Camping World brands over several decades.

In recognition of Mr. Adams’ contributions and commitment to the industry and his long-standing counsel and dedication to the Company, the Board of Directors has provided Mr. Adams with the honorary title of Director Emeritus, a title which will not entitle Mr. Adams to compensation or voting rights with respect to any matters to be voted on by the Board of Directors.

In connection with Mr. Adams’ resignation, the Board reduced its size to seven directors, effective September 30, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPING WORLD HOLDINGS, INC.

By:	/s/ Brent L. Moody
Name:	Brent L. Moody
Title:	President

Date: August 25, 2022